Exhibit 10.15

A NiSource Company

Customer Services

1700 MacCorkle Ave SE
PO Box 1273
Charleston WV 25325-1273

June 3, 2005

Mr. Dwight N. Lockwood

Vice President Regulatory Affairs

Global Energy, Inc.

Suite 2650

312 Walnut Street

Cincinnati, Ohio 45202

Re: Proposed Measuring Station No. 738314

Dear Mr. Lockwood:

The purpose of this letter agreement is to amend certain terms and provisions of that certain letter agreement dated May 11, 2004, entered into between Lima Energy Company (Customer) and Columbia Gas Transmission Corporation (Columbia). Customer and Columbia agree to the following:

1)	Columbia understands that Customer expects to finance the Lima Energy project by no later than the end of the fourth-quarter 2005.

2)	Customer understands that the estimated cost of $6,877,888.00 set forth in the May 11, 2004 letter agreement may no longer be representative of the actual project cost due to increases in the cost of materials, contractor costs, and other unforeseen costs that may be realized at the time of installation/construction. Customer, however, agrees to pay Columbia 100% of the difference, if any, between the actual costs and the estimated cost of $6,877,888.00 within thirty (30) days of the date of the final invoice.

Except as provided herein, all other terms and provisions of the May 11, 2004 letter agreement shall remain in full force and affect.

Mr. Dwight N. Lockwood

June 3, 2005

If you are in agreement with the foregoing, please indicate your acceptance by executing both originals of this Agreement and returning one original to me at the above address within ten (10) days from the date of this Agreement.

Sincerely,

COLUMBIA GAS TRANSMISSION CORPORATION

By:	/s/ Jeanne A. Adkins
Name:	Jeanne A. Adkins
Its:	Manager – Customer Services

Accepted and agreed to this          day of             , 2005.

LIMA ENERGY COMPANY

By:	/s/ Dwight N. Lockwood
Name:	DWIGHT N. LOCKWOOD
Its:	SECRETARY
6/21/05